                                                                     EXHIBIT 2.3

                               January 24, 1997



Loomis Stockholders Trust
c/o Frederick B. Hegi, Jr.,
     as Manager
Wingate Partners, L.P.
750 N. St. Paul Street, Suite 1200
Dallas, Texas 75201

          Re:  Trust Unit Exchange Agreement

Dear Sirs:

          This letter (this "Agreement") will evidence the agreement of the undersigned (each an "Exchanging Shareholder" and, collectively, the "Exchanging Shareholders") to transfer, sell, assign, and convey to the Loomis Stockholders Trust, a Delaware business trust (the "Loomis Stockholders Trust"), the number of shares of Class A Common Stock, par value $.01 per share, of Loomis Holding Corporation, a Delaware corporation ("LHC"), set forth below the name of such Exchanging Shareholder on the signature page hereof (the "LHC Common Shares") in exchange for the consideration hereinafter set forth, on the terms and subject to the conditions contained herein.

     1.   Share Exchange.  At the Closing (as hereinafter defined), each
          --------------
Exchanging Shareholder shall deliver to Wilmington Trust Company, as Trustee of the Loomis Stockholders Trust (the "Trustee"), one or more certificates representing the LHC Common Shares, such certificate or certificates to be endorsed in blank or accompanied by duly executed stock powers endorsed in blank. In consideration therefor, and contemporaneously therewith, the Trustee shall deliver to such Exchanging Shareholder that number of units of beneficial interest in the Loomis Stockholders Trust set forth below the name of the Exchanging Shareholder on the signature page hereof (the "Units"). The trust certificates representing the Units, substantially in the form attached as Exhibit A hereto, shall be registered in
                                      ---------
the name of the Exchanging Shareholder.

     2.   Closing.  The exchange transactions contemplated by this Agreement
          -------
will take place at a closing (the "Closing") at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m., local time, on January 24, 1997, or on such other date as is specified by the Manager (as hereinafter defined) to the Exchanging Shareholders in writing at least one
(1) business day prior thereto.

     3.   Conditions to Exchange.
          ----------------------

          (a)  General.  The Closing shall occur simultaneously with, but shall
               -------
be conditioned upon the occurrence of, the closing of the transactions contemplated by the Contribution Agreement, dated November 28, 1996, by and among LHC, Loomis Armored Inc., a Texas corporation, Borg-Warner Security Corporation, a Delaware corporation, Wells Fargo Armored Service Corporation, a Delaware corporation, Loomis, Fargo & Co. (formerly known as Loomis-Wells Corporation), a Delaware corporation, and the Loomis Stockholders Trust.

          (b)  Additional Exchanging Shareholder Conditions.  The obligation of
               --------------------------------------------
each Exchanging Shareholder to consummate the transactions contemplated hereunder is subject, at the Closing, to the satisfaction or waiver in writing by each Exchanging Shareholder of the following conditions:

               (i) The Units shall have been delivered, duly executed, at the Closing or to the Exchanging Shareholders;

               (ii) All representations and warranties made by or on behalf of the Loomis Stockholders Trust in this Agreement shall be true and correct in all material respects as of the Closing. The Loomis Stockholders Trust shall have performed and complied in all respects with the covenants contained in this Agreement required to be performed and complied with by it prior to or at the Closing; and

               (iii) At the Closing, the transactions contemplated hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law, claim or governmental regulation.

          (c)  Additional Loomis Stockholders Trust Conditions.  The obligation
               -----------------------------------------------
of the Loomis Stockholders Trust to consummate the transactions contemplated hereunder is subject, at the Closing, to the satisfaction or waiver by the Loomis Stockholders Trust of the following conditions:

               (i) The LHC Common Shares shall have been delivered endorsed in blank or accompanied by duly executed stock powers endorsed in blank;

               (ii) All representations and warranties made by or on behalf of the Exchanging Shareholders in this Agreement shall be true and correct in all material respects as of the Closing. The Exchanging Shareholders shall have performed and complied in all respects with the covenants contained in this Agreement required to be performed and complied with by them prior to or at the Closing; and

               (iii) At the Closing, the transactions contemplated hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law, claim or governmental regulation.

     4.   Representations and Warranties of the Exchanging Shareholders.  Each
          -------------------------------------------------------------
Exchanging Shareholder (as to itself only) represents and warrants to the Loomis Stockholders Trust as follows:

          (a)  Title to LHC Common Shares.  Such Exchanging Shareholder has good
               --------------------------
title to the LHC Common Shares, free and clear of any and all liens, pledges, charges, reservations, restrictions, options, rights of first offer or refusal, security interests, adverse claims or other encumbrances of any character whatsoever, whether written or oral and whether or not relating to the extension of credit or the borrowing of money ("Encumbrances"). Such Exchanging Shareholder has the full right, power and authority to exchange the LHC Common Shares for the Units. The delivery of the LHC Common Shares to the Trustee pursuant to Section 1 will vest in the Loomis Stockholders Trust legal and valid title to the LHC Common Shares, free and clear of all Encumbrances. Except for this Agreement, the Contribution Agreement, the Shareholders Agreement, dated as of May 6, 1991, by and among LHC and the stockholders signatory thereto, as amended by the First Amendment to the Shareholders Agreement, dated as of May 22, 1992 (the "Shareholders Agreement"), and the Registration Agreement, dated as of May 6, 1991, by and among LHC and the parties signatory thereto, as amended by the First Amendment to the Registration Agreement, dated as of May 22, 1992 (the "Registration

Agreement"), there are no agreements or understandings between such Exchanging Shareholder and any other person or entity with respect to any matter pertaining to the LHC Common Shares.

          (b)  Authority.  The Exchanging Shareholder has full legal power and
               ---------
capacity to execute, deliver, and perform this Agreement and to deliver the LHC Common Shares, and now has and at the time the LHC Common Shares are delivered to the Trustee, will have full legal power to transfer and deliver the LHC Common Shares to the Loomis Stockholders Trust in accordance with this Agreement. This Agreement has been duly and validly executed and delivered by the Exchanging Shareholder and constitutes the legal, valid and binding obligation of the Exchanging Shareholder, enforceable against such Exchanging Shareholder in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

          (c)  No Intent to Distribute.  The Units to be acquired by the
               -----------------------
Exchanging Shareholder pursuant to this Agreement are being acquired for his or her own account and without a view to the distribution or resale of such securities or any interest therein in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder or in violation of any state securities or blue sky laws, all as the same shall be in effect at any time of determination.

          (d)  Accredited Investor.  The Exchanging Shareholder is an
               -------------------
"Accredited Investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (e)  Experience.  The Exchanging Shareholder has such experience in
               ----------
business and financial matters as to be fully capable of evaluating the risks and merits of an investment in the Units, and the Exchanging Shareholder's financial position is such that he or she is able to bear the risk of such investment in the Units, including the risk of possible loss of his or her entire investment.

     5.   Representations and Warranties of the Loomis Stockholders Trust.  The
          ---------------------------------------------------------------
Loomis Stockholders Trust hereby represents and warrants to each Exchanging Shareholder as follows:

          (a)  Existence.  The Loomis Stockholders Trust is duly organized and
               ---------
validly existing under the laws of the State of Delaware.

          (b)  Authorization.  The Loomis Stockholders Trust has all requisite
               -------------
power and authority to enter into this Agreement, issue the Units and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Loomis Stockholders Trust, and this Agreement has been duly executed and delivered by the Loomis Stockholders Trust. This Agreement constitutes the legal, valid and binding obligation of the Loomis Stockholders Trust, enforceable against the Loomis Stockholders Trust in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

     6.   Limitations on Transfer.
          -----------------------

          (a)  Restrictions on Transfer.  From and after the Closing, neither
               ------------------------
the Units nor any interest therein shall be transferable except upon the conditions specified in Article 3 of the Trust Agreement. Any purported transfer in violation of Article 3 of the Trust Agreement shall be void ab initio and of
                                                               -- ------
no force or effect.

          (b)  Restrictive Legends.  Except as otherwise permitted by Article 3
               -------------------
of the Trust Agreement, each certificate for the Units issued to an Exchanging Shareholder or to a subsequent transferee shall include legends in substantially the following forms:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE BUSINESS TRUST AGREEMENT DATED AS OF NOVEMBER 27, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE MANAGER AT ITS PRINCIPAL EXECUTIVE OFFICES.

     7.   Covenant of Exchanging Shareholders.
          -----------------------------------

          By execution of this Agreement, the Exchanging Shareholders hereby agree to be bound by the terms and conditions of the Business Trust Agreement (the "Trust Agreement"), dated as of November 27, 1996, by and among Wingate Partners, L.P., a Delaware limited partnership, and Wingate Affiliates, L.P., a Delaware limited partnership, together as the initial grantors, the Trustee, Frederick B. Hegi, Jr., as Manager (the "Manager"), and the Unitholders listed on the signature pages thereto. A copy of the Trust Agreement is attached to this Agreement as Exhibit B.
                  ---------

     8.   Miscellaneous.
          -------------

          (a)  Notices.  Any notices or other communications required or
               -------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

     If to the Manager:

          Frederick B. Hegi, Jr.
          c/o Wingate Partners, L.P.
          750 N. St. Paul Street
          Suite 1200
          Dallas, Texas 75201

     with a copy to:

          Weil, Gotshal & Manges LLP
          100 Crescent Court, Suite 1300
          Dallas, Texas  75201
          Attention:  Mary R. Korby, Esq.


     If to the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attention:  Corporate Custody
          Telecopy:  (302) 651-8464

     If to any Exchanging Shareholder, at its address listed on the signature pages hereof or such other address as any Exchanging Shareholder may provide by notice to the Manager.

          (b)  No Waivers; Amendments.
               ----------------------

               (i) No failure or delay on the part of the Manager or any of the Exchanging Shareholders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Loomis Stockholders Trust or any of the Exchanging Shareholders at law or in equity or otherwise.

               (ii) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto.

          (c)  Documentary Taxes.  The Loomis Stockholders Trust agrees to pay
               -----------------
any and all stamp, transfer and other similar taxes, other than any income taxes, payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Units.

          (d)  Successors and Assigns.  Whether or not an express assignment has
               ----------------------
been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Exchanging Shareholders' benefit as the holders of any Units are also for the benefit of, and enforceable by, all subsequent holders of such Units, except as otherwise expressly provided herein. This Agreement shall be binding upon each of the parties hereto, and their respective successors and assigns.

          (f)  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CHOICE-OF-LAW RULES THEREOF.

          (g)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (h)  Counterparts; Effectiveness.  This Agreement may be executed in
               ---------------------------
any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (i)  Entire Agreement.  This Agreement supersedes all prior agreements
               ----------------
and understandings, whether written or oral, of the parties hereto with respect to the subject matter hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              DIOGENES INTERNATIONAL LTD.



                              By:  /s/ David S. Teed
                                 -------------------------
                                   David S. Teed
                                   President


                              LHC Common Shares:   127,000
                              Units:   127,000

                              Address of Exchanging Shareholder:

                              380 Chemin Gore
                              Ulverton, Quebec
                              Canada JOB 2B0

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              TEED MANAGEMENT SERVICES INC. PROFIT SHARING PLAN



                              By:  /s/  David S. Teed
                                 -----------------------------
                                   David S. Teed
                                   Trustee


                              LHC Common Shares:   23,000
                              Units:   23,000


                              Address of Exchanging Shareholder:

                              380 Chemin Gore
                              Ulverton, Quebec
                              Canada JOB 2B0

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------



                              /s/ JAY I. APPLEBAUM
                              --------------------------
                              JAY I. APPLEBAUM


                              LHC Common Shares:   5,567
                              Units:   5,567


                              Address of Exchanging Shareholder:

                              c/o Wingate Partners, L.P.
                              750 N. St. Paul Street, Suite 1200
                              Dallas, Texas 75201

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              KEY CAPITAL CORPORATION



                              By: /s/ James P. Marra, Jr.
                                 ----------------------------
                              Name: James P. Marra, Jr.
                                   --------------------------
                              Title: Vice President
                                   --------------------------

                              LHC Common Shares:   268,794
                              Units:   268,794


                              Address of Exchanging Shareholder:

                              127 Public Square, 4th Floor
                              Cleveland, Ohio 44114-1306

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              WINGATE PARTNERS, L.P.

                              By:  Wingate Management Company, L.P.,
                                   its general partner



                              By: /s/ Frederick B. Hegi, Jr.
                                  ----------------------------
                                   Frederick B. Hegi, Jr.
                                   General Partner


                              LHC Common Shares:   786,385
                              Units:   786,385


                              Address of Exchanging Shareholder:

                              750 N. St. Paul Street, Suite 1200
                              Dallas, Texas 75201

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              WINGATE AFFILIATES, L.P.



                              By: /s/ Frederick B. Hegi, Jr.
                                 ------------------------------
                                   Frederick B. Hegi, Jr.
                                   General Partner


                              LHC Common Shares:   12,260
                              Units:   12,260


                              Address of Exchanging Shareholder:

                              750 N. St. Paul Street, Suite 1200
                              Dallas, Texas 75201

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------

                              THE CIT GROUP/BUSINESS CREDIT, INC.



                              By: /s/ Timothy S. Culver
                                 ---------------------------
                              Name: TIMOTHY S. CULVER
                                   -------------------------
                              Title: AVP
                                    ------------------------


                              LHC Common Shares:   39,301
                              Units:   39,301


                              Address of Exchanging Shareholder:

                              Two Lincoln Centre, Suite 200
                              5420 LBJ Freeway
                              Dallas, Texas 75240

          If the provisions set forth above accurately reflect our agreement, kindly so indicate by executing the counterpart hereof and returning it to the undersigned whereupon this letter will constitute the valid and binding agreement of the parties hereto.

                              EXCHANGING SHAREHOLDER:
                              ----------------------



                              By: /s/ James B. Mattly
                                 ----------------------
                                     JAMES B. MATTLY


                              LHC Common Shares:   45,965
                              Units:   45,965


                              Address of Exchanging Shareholder:

                              16225 Park Ten Place, Suite 600
                              Houston, Texas 77084

Accepted and agreed to as of
the date first above written.


LOOMIS STOCKHOLDERS TRUST

By:  /s/ Frederick B. Hegi, Jr.,
   ----------------------------------
     Frederick B. Hegi, Jr.,
     as Manager and not individually